                                                                 EXHIBIT 10.10.4

                                THIRD AMENDMENT
                          DATED AS OF DECEMBER 5, 1994
                      TO AGREEMENT AMONG ALBERTSON'S, INC.
                                MARKUS-STIFTUNG
                                      and
                                 THEO ALBRECHT

                                   RECITALS:

         A. Albertson's, Inc., a corporation organized under the laws of Delaware ("Company"), Theo Albrecht Stiftung, a Familienstiftung organized under the laws of the Federal Republic of Germany (the name of which was changed to Markus-Stiftung on April 22, 1988 and is hereinafter referred to as "Markus"), and Theo Albrecht, the Chairman of the Board of Directors of Markus ("Albrecht") entered into that certain Agreement dated as of February 15, 1980, as amended as set forth in paragraph B below ("Agreement").

         B. The Agreement has been amended pursuant to that certain First Amendment dated as of April 11, 1984 ("First Amendment") and pursuant to that certain Second Amendment dated as of September 25, 1989 ("Second Amendment"). Among other things, the First Amendment authorized Markus to acquire up to 12% of the common stock of the Company. Among other things, the Second Amendment extended the term of the Agreement to and including February 14, 1995.

         C. Markus presently is the beneficial owner of 29,152,800 shares of the common stock of the Company, par value $1.00 per share (the "Common Stock"), representing 11.5% of the Common Stock outstanding at the date of this Third Amendment. The Company and Markus believe that it is in their mutual best interests (a) that Markus be authorized to acquire additional shares of Common Stock, provided, however, that Markus and Albrecht and their affiliates shall not be authorized to acquire more than 14% of the outstanding voting securities of the Company and (b) that the term of the Agreement be extended to and including February 14, 2000.

AGREEMENTS:

         NOW, THEREFORE, in consideration of the provisions and mutual covenants and agreements set forth herein, the Company, Markus and Albrecht hereby amend the Agreement as follows:

         1. Paragraph 1 of the Agreement, as set forth in the First Amendment, is hereby amended at the third line of such paragraph by deleting the term "9.9%" and substituting the term "11.5%" therefor.

         2. Paragraph 2 of the Agreement is hereby amended at the seventh and thirteenth lines on page 4 of the Agreement by deleting the term "12%" and substituting the term "14%" therefor.

         3. (a) Paragraph 5 of the Agreement is hereby amended at the second line of such paragraph by deleting the term "fifteen" and substituting the term "twenty" therefor and at the third line of such paragraph by deleting the term "1995" and substituting the term "2000" therefor, and all references in the Agreement to the term of the Agreement (as defined in paragraph 5) shall be deemed to refer to Paragraph 5 as hereby amended.

                 (b) Paragraph 5 of the Agreement is hereby amended at the first and second lines on page 12 of the Agreement by deleting the clause "J.A. Albertson or his heirs" and substituting the clause " Kathryn Albertson or her heirs" therefor.

                 (c) Paragraph 5 of the Agreement is hereby amended at the second, fifth and tenth lines on page 12 of the Agreement by deleting the term "12%" and substituting the term "14%" therefor.

         4. Paragraph 6(a)(i) of the Agreement is hereby deleted and the following Paragraph 6(a)(i) substituted therefor:

                 "(i) to the placement of the following legend on each
            certificate representing Voting Securities owned by Markus or Albrecht or any affiliate:

            'The shares evidenced by this certificate are until February 14, 2000, subject to, and may be sold, transferred or otherwise disposed of only upon compliance with, the terms and the provisions of that certain Agreement dated February 15, 1980, between Albertson's, Inc., Markus-Stiftung and Theo Albrecht, as amended, copies of which are on file and may be examined at the office of the Corporate Secretary of Albertson's, Inc. After February 14, 2000, these shares may be sold, transferred or otherwise disposed of without any compliance with said Agreement, as amended.'"

         5. Paragraph 6(c) of the Agreement is hereby amended at the first line of such paragraph by deleting the term "1995" and substituting the term "2000" therefor.

         6. Paragraph 9(f) of the Agreement is hereby amended to add the following sentence at the end of such pargraph:

                 All provisions of this Agreement applicable to Voting Securities held by Markus or its affiliates shall apply to all Voting Securities acquired by Markus or its affiliates, whether or not acquired pursuant to, or in conformity with, any amendment hereto.

         7. Paragraph 9(g) of the Agreement is hereby amended at the thirteenth, fourteenth and fifteenth lines of such paragraph by deleting the name and title "Warren E. McCain, Chief Executive Officer and President" and substituting the name and title "Gary

G. Michael, Chairman of the Board and Chief Executive Officer" therefor and at the eighteenth line by deleting the title "Senior Vice President and General Counsel" and substituting the title "Executive Vice President, Administration and General Counsel" therefor so that the name and title on the seventeenth and eighteenth lines reads "Thomas R. Saldin, Executive Vice President, Administration and General Counsel."

         8. In all other respects, the Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, Albertson's, Inc., Markus-Stiftung and Theo Albrecht have caused this Third Amendment to be duly executed as of the day and year first above written.

                                       ALBERTSON'S, INC.



                                       BY:     GARY G. MICHAEL
                                           -------------------------
                                           Chairman of the Board


                                       MARKUS-STIFTUNG



                                       BY:      THEO ALBRECHT
                                           -----------------------
                                           Chairman of the Board


                                                THEO ALBRECHT
                                           ------------------------
                                           THEO ALBRECHT